Exhibit 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY (AND THE COMMON SHARES ISSUABLE ON THE EXERCISE THEREOF) BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) MARCH 19, 2015, AND (II) THE DATE BIONIK LABORATORIES INC. BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

the warrants (and the EXCHANGEABLE SHARES issuable ON THE exercise THEREOF) have not been REGISTERed under the united states securities act of 1933, as amended (the “u.s. securities act”) or any state securities laws, and these warrants may not be exercised in the United states or by or on behalf of a “u.s. person” (as defined in regulation s under the u.s. securities act) unless registered OR an exemption from registration is available, and BIONIK LABORATORIES INC. has received an opinion of counsel to such effect, in form and substance satisfactory to it, acting reasonably.

THIS WARRANT CERTIFICATE, AND THE WARRANTS EVIDENCED HEREBY, WILL BE VOID AND OF NO VALUE UNLESS EXERCISED by 5:00 P.M. (TOronto time) on that date that 24 months FOLLOWING the DATE OF THIS WARRANT CERTIFICATE.

BIONIK LABORATORIES INC.

NO. [___]	[___] WARRANTS
Each Warrant entitling the holder to acquire 3.14576 Exchangeable Shares of BIONIK LABORATORIES INC. at a price per share equal to CDN$0.90 subject to adjustment as set forth herein, in accordance with the terms and conditions set forth herein.

Warrants

THIS IS TO CERTIFY THAT for value received [_____](the “Holder”) is the registered holder of [___] Warrants and is entitled for each Warrant represented hereby to purchase 3.14576 fully paid and non-assessable Exchangeable Shares (each a “Share” and collectively the “Shares”) in the capital of Bionik Laboratories Inc. (the “Corporation”) at a price per Share equal to CDN$0.90 (the “Exercise Price”), upon and subject to the following terms and conditions.

The Warrants represented hereby shall be exercisable at the option of the Holder at any time and from time to time until 5:00 p.m. (Toronto time) on the date that is 24 months following the date of this Warrant Certificate (the “Expiry Time”).

For purposes of this Warrant Certificate:

(i)	“Warrant Shares” means the Shares which are issuable upon the exercise from time to time of these Warrants; and

(ii)	“$” means Canadian dollars.

TERMS AND CONDITIONS

1.	The Warrants represented by this Warrant Certificate are non-transferable and may not be exercised in the United States or by or on behalf of a U.S. Person nor will the Warrant Shares be registered or delivered to an address in the United States, unless an exemption from registration is available under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or the applicable securities laws of any U.S. state. As used herein, the terms “United States” and “U.S. Person” have the meanings ascribed to them in Regulation S under the U.S. Securities Act.

The Warrants represented by this Warrant Certificate are non-transferable and the Warrant Shares issuable upon exercise of these Warrants are subject to certain resale restrictions under applicable securities legislation. The Holder is advised to seek professional advice as to applicable resale restrictions.

The Warrant Shares, if any, shall bear, in addition to any other legends required by applicable laws, the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [DISTRIBUTION DATE TO BE INSERTED], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

2.	At any time and from time to time at or prior to the Expiry Time (the “Exercise Period”) the Holder may exercise all or any number of whole Warrants represented hereby, upon delivering to the Corporation at its principal office at 10 Dundas Street East, Suite AMC-B202, Toronto, Ontario, M5B 2G9, Attention: Chief Executive Officer together with a duly completed and executed subscription notice in the form attached hereto (the “Subscription Notice”) evidencing the election of the Holder to exercise the number of Warrants set forth in the Subscription Notice (which shall not be greater than the number of Warrants represented by this Warrant Certificate as adjusted from time to time pursuant to Sections 5 and 6 of this Warrant Certificate) and a certified cheque, money order or bank draft payable to the Corporation for the aggregate Exercise Price of all Warrants being exercised. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall be entitled to receive, without charge, a new Warrant Certificate representing the number of Warrants which is the difference between the number of Warrants represented by the original Warrant Certificate and the number of Warrants being so exercised.

3.	The Holder shall be deemed to have become the holder of record of Warrant Shares on the date (the “Exercise Date”) on which the Corporation has received a duly completed Subscription Notice, delivery of the Warrant Certificate and payment of the full aggregate Exercise Price in respect of the Warrants being exercised pursuant to such Subscription Notice; provided, however, that if such date is not a business day in the City of Toronto, Ontario (a “Business Day”) then the Warrant Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Warrant Shares on the next following Business Day. The Corporation shall use its commercially reasonable efforts to issue and deliver (or cause to be delivered) to the Holder, by registered mail or pre-paid courier to the address specified in the register of the Corporation, one or more certificates for the appropriate number of issued Warrant Shares within seven (7) Business Days of the Exercise Date. All costs, expenses and other charges payable by the Corporation in connection with the issue and delivery of the Warrant Shares shall be at the sole expense of the Corporation (other than taxes, including without limitation, withholding tax, if any).

4.	The Corporation covenants and agrees that, until the Expiry Time, while any of the Warrants represented by this Warrant Certificate shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Warrant Shares to satisfy the right of purchase herein provided. The Corporation represents and warrants that all Warrant Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment of the aggregate Exercise Price at which such Warrant Shares may at that time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof. The Corporation further represents and warrants that this Warrant Certificate is a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. The Corporation covenants that it will make all requisite filings under applicable laws to be made by it in connection with the exercise of the Warrants and issue of Warrant Shares.

5.	The Corporation shall maintain a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them. Such register shall be open at all reasonable times for inspection by the Holder. The Corporation shall notify the Holder forthwith of any change of address of the principal or registered office of the Corporation.

6.	The Corporation shall not be required to issue fractional Warrant Shares in satisfaction of its obligations hereunder and all fractional interests shall be rounded down to the nearest whole number.

7.	If this Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion reasonably impose, issue and deliver to the Holder a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

8.	Nothing contained herein shall confer any right upon the Holder or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Time. After the Expiry Time this Warrant Certificate and all rights hereunder shall be void and of no value.

9.	Except as expressly set out herein, the holding of this Warrant Certificate or the Warrants represented hereby shall not constitute the Holder a holder of Shares nor entitle it to any right or interest in respect thereof.

10.	All notices or other communications to be given under this Warrant Certificate shall be delivered by hand or by telecopier and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. on a Business Day or, if such day is not a Business Day, on the first Business Day following the date of transmission.

Notices to the Corporation shall be addressed to:

Bionik Laboratories Inc.

483 Bay St N105

Toronto, Ontario M5G 2C9

Canada

Attention:	Peter Bloch, Chief Executive Officer
Email:	pb@bioniklabs.com

Notices to the Holder shall be addressed to the address of the Holder set out on the second page of this Warrant Certificate.

Each of the Corporation and the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

11.	Time is of the essence hereof.

12.	This Warrant Certificate is binding upon the Corporation and its successors and assigns, provided that it shall not be assigned by the Corporation without the prior consent of the Holder and it shall not be assigned by the Holder without the prior written consent of the Corporation.

13.	Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Corporation to issue any Shares except those Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

14.	If any one or more of the provisions or parts contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

15.	This Warrant Certificate and the Warrants represented hereby shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF this Warrant Certificate has been executed on behalf of the Corporation as of the                  day of March, 2015.

BIONIK LABORATORIES INC.

By:
Authorized Signing Officer

subscription notice

TO:	Bionik Laboratories Inc.

483 Bay St N105

Toronto, Ontario M5G 2C9

Canada

Attention: Chief Executive Officer

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Warrant Certificate.

The undersigned registered Holder of the attached Warrant Certificate hereby:

(a)	subscribes for ___________________________ Warrant Shares at a price of $0.90 per Share (or such adjusted price which may be in effect under the provisions of the Warrant Certificate) and in payment of the Exercise Price encloses a certified cheque, bank draft or money order in lawful money of Canada payable to the order of Bionik Laboratories Inc. or its successor corporation; and

(b)	delivers herewith the above-mentioned Warrant Certificate entitling the undersigned registered holder to subscribe for the above-mentioned number of Warrant Shares.

in each case in accordance with the terms and conditions set out in the attached Warrant Certificate.

The undersigned hereby directs that the said Warrant Shares be registered as follows:

Name(s) in full	Address(es) (including Postal Code)*	Number of Warrant Shares

Total:________

(Please print full name in which share certificates are to be issued. If any of the Warrant Shares are to be issued to a person or persons other than the Holder, the Holder must pay to the Corporation all requisite taxes or other governmental charges.)

The Subscriber hereby certifies that it is not a U.S. Person or a person in the United States, and is not acquiring any of the Shares hereby subscribed for the account or benefit of a U.S. Person or a person in the United States, and neither the Subscriber nor the undersigned registered holder is a U.S. Person or a person in the United States. For purposes hereof the terms “United States” and “U.S. Person” shall have the meanings ascribed to them in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

*	Share certificates will not be registered or delivered to an address in the United States without an opinion of counsel to the effect that the Warrant Shares have been registered under the U.S. Securities Act or an exemption from registration is available.

DATED this __________ day of __________, 20______.

(Signature of Holder)

(Print Name of Holder)

(Address of Holder in full)

The certificates will be mailed by registered mail to the address appearing in this Subscription Notice.